EXHIBIT 10.18

AMENDED AND RESTATED PARTICIPATION AGREEMENT

      This amended and restated Participation Agreement (this “Agreement”) is made by and among Hollinger International Inc. (“Hollinger”), Hollinger Canadian Newspapers, Limited Partnership (the “L.P.” and, together with Hollinger, the “Seller”) and the Hollinger Participation Trust (the “Participant”) as of November 30, 2001, (the “Agreement Date”) and contemplates the grant of a participation interest to the Hollinger Participation Trust, for the benefit of the Note Holders (as defined in the Trust Agreement), in CDN$756,743,400 principal amount of all of the outstanding fixed rate subordinated debentures due November 15, 2010 (the “Subordinated Debentures”) issued by 3815668 Canada Inc. (the “Borrower”) pursuant to a trust indenture dated November 15, 2000 (the “Trust Indenture”) between the Borrower and The Bank of Nova Scotia Trust Company of New York, as trustee, and held by Seller as of the date of this Agreement. This Agreement amends and restates the Participation Agreement entered into by and between Hollinger and the Participant as of August 17, 2001 (the “Original Agreement”) whereby Hollinger granted a participation interest (the “First Participation”) to the Trust, for the benefit of the Note Holders, in CDN$539,980,000 principal amount of the Subordinated Debentures (the “First Subordinated Debentures”) issued by the Borrower under the Trust Indenture, and held by Hollinger as of August 17, 2001.

1.     Definitions

      1.1     In this Agreement:

“Affiliate” means “affiliate” as defined in either (a) Bankruptcy Code § 101(2) or (b) Rule 144 of the Securities Act.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” subject to Title I of ERISA, a “plan” subject to Section 4975 of the Code or any Entity whose assets include the assets of any such employee benefit plan or plan.

“Business Day” means any day that is not (a) a Saturday, (b) a Sunday or (c) any other day on which commercial banks are authorized or required by law to be closed in the State of Delaware, City of New York or Toronto, Canada.

“CDN$” or “Cdn. Dollars” means the lawful currency of Canada.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Collateral” means any property, whether real or personal, tangible or intangible, of whatever kind and wherever located, whether now owned or hereafter acquired or created, in or over which an Encumbrance has been, or is purported to have been, granted to or for the benefit of the Holders.

“Credit Documents” means the Trust Indenture, the Subordinated Debentures and all guarantees, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers and amendments and all other documents and agreements executed and delivered in connection therewith.

“Distribution” means any payment or other distribution of cash (including interest), notes, securities (including PIK Debentures and Non-Voting Shares), or other property (including Collateral) or proceeds (whether received by set-off or otherwise) under or in respect of the Seller’s Interest.

“Effective Date” means August 24, 2001 in respect of the First Participation and First Subordinated Debentures and the date on which Seller receives the Purchase Price in respect of the Second Participation and Second Subordinated Debentures.

“Elevation” has the meaning set forth in Section 27 of this Agreement.

“Elevation Date” means May 15, 2003.

“Encumbrance” means any: (a) mortgage, pledge, lien, security interest, charge, hypothecation, or other encumbrance, security agreement, security arrangement or adverse claim against title of any kind; (b) purchase or option agreement or put arrangement; (c) subordination agreement or arrangement other than as specified in the Credit Documents; or (d) agreement to create or effect any of the foregoing.

“Entity” includes any individual, partnership, corporation, limited liability company, joint venture, association, estate, trust, business trust, and Governmental Authority.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“First Trade Date” means August 17, 2001.

“Governmental Authority” means any federal, provincial, state, or other governmental department, agency, institution, authority, regulatory body, court or tribunal, foreign or domestic, and includes arbitration bodies, whether governmental, private or otherwise.

“Guaranty” means a guaranty of any of Borrower’s obligations under the Credit Documents, including Borrower’s obligations in connection with the Subordinated Debentures.

“Holder” means a registered holder of Subordinated Debentures issued pursuant to the Trust Indenture and its successors, transferees and assigns.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), Encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect, other than those created pursuant to the Credit Documents, the effect of which is, or would be, materially and adversely to affect the Seller’s Interest, in whole or in part.

“Obligor” means any Entity other than the Borrower and Seller and its Affiliates that is obligated under the Credit Documents.

“Operative Documents” means this Agreement, the Purchase Agreement and the Trust Agreement and any other document executed or delivered pursuant to this Agreement or the Trust Agreement.

“Participated Principal Amount” means initially CDN$756,743,400 outstanding principal amount of the Subordinated Debentures. The Participated Principal Amount is subject to adjustment pursuant to Section 4.5.

“Participation” means, collectively, the First Participation and Second Participation.

“Party” means Hollinger, the L.P. or Participant, as applicable.

“Pre-Closing Date Accruals” means any Distribution under the Credit Documents in respect of the First Subordinated Debentures or the Second Subordinated Debentures, if any, that accrue during the period before (but excluding) the respective Effective Date.

“Purchase Agreement” means the agreement entered into between the Trust, the Purchaser (as defined in the Purchase Agreement) and Seller dated as of the date hereof pursuant to which the Purchaser will initially purchase the Notes (as defined in the Purchase Agreement).

“Purchase Price” means the purchase price paid for the Second Participation under Section 2 hereof which shall be equal to the amount paid for the Notes as set forth in Section 3 of the Purchase Agreement.

“Regulation S” means Regulation S adopted by the SEC under the Securities Act.

“Retained Interest” means the right of Seller to retain payments or other property (including Collateral) paid or delivered in respect of the Pre-Closing Date Accruals, provided that such payment or distribution by Borrower is made (A) on or before the due date thereof or the expiration of any applicable grace period, each as specified in the Credit Documents as in effect on the Effective Date (or, if no such grace period exists, the expiration of 30 days from such due date), and (B) before a default by Borrower in connection with other payment obligations of Borrower under the Credit Documents;

otherwise such accrued amounts (if and when paid by Borrower) and any other accrued amounts due thereafter shall be for the account of Participant, and Seller shall not be entitled to any part thereof. The Retained Interest shall not include any PIK Debentures or Non-Voting Shares issued under the Share Payment Election of Section 2.25 of the Trust Indenture, which are paid, issued or delivered on or after the Effective Date but will include PIK Debentures or Non-Voting Shares received after the Effective Date to the extent they are delivered in respect of interest on the First Subordinated Debentures or Second Subordinated Debentures accrued from August 1, 2001 until the Effective Date of the First Subordinated Debentures.

“Retained Interest Distribution” means a cash distribution payable or deliverable to Seller in respect of a Retained Interest.

“Retained Obligations” means all obligations and liabilities of Seller relating to the Seller’s Interest that (a) result from facts, events or circumstances arising or occurring prior to the Effective Date, (b) result from Seller’s breach of its representations, warranties, covenants, or agreements under this Agreement, the Credit Documents or the Transfer Agreements, (c) result from Seller’s bad faith, gross negligence, willful misconduct or (d) are attributable to Seller’s actions or obligations in any capacity other than as a Holder of the Subordinated Debentures.

“Schedule 1” means the schedule attached hereto titled “Schedule 1 to Participation Agreement.”

“Schedule 2” means the schedule attached hereto titled “Schedule 2 to Participation Agreement.”

“Schedule 3” means the schedule attached hereto titled “Schedule 3 to Participation Agreement.”

“SEC” means the United States Securities and Exchange Commission.

“Second Trade Date” has the meaning given to it in Schedule 1.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a et seq., as amended, and the rules and regulations promulgated under it.

“Seller’s Interest” means any and all of Seller’s right, title, and interest in and to Seller’s right to receive any payments on account of the Subordinated Debentures to the extent of the Participated Principal Amount (as adjusted from time to time) including payments of principal and interest due and payable from time to time thereon and, to the extent not otherwise accounted for by an increase in the Participated Principal Amount pursuant to Section 4.5 of this Agreement, all PIK Debentures and any Non-Voting Shares issued thereon under the Share Payment Election of Section 2.25 of the Trust Indenture which are issued or delivered on or after the Trade Date, and, for greater certainty, including the following (excluding, however the Retained Interest):

(a)	all other amounts payable to Seller under the Credit Documents, and all obligations owed to Seller in connection with the Subordinated Debentures to the extent of the Participated Principal Amount;

(b)	all Guarantees and all Collateral and security of any kind for or in respect of the foregoing;

(c)	all cash, securities, or other property, and all setoffs and recoupments, received, applied, or effected by or for the account of Seller or any prior Holder under the Subordinated Debentures to the extent of the Participated Principal Amount (whether for principal, interest, fees, reimbursement obligations, or otherwise) after the Trade Date, including all distributions obtained by or through redemption, consummation of a plan of reorganization, restructuring, liquidation, or otherwise of Borrower, any Obligor or the Credit Documents, and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing;

(d)	all amounts derived from any claims (including “claims” as defined in Bankruptcy Code § 101(5) and “provable claims” as defined in Section 2(1) of the Bankruptcy and Insolvency Act (Canada)), suits, causes of action, and any other right of Seller or any Affiliate, whether known or unknown, against Borrower, any Obligor or any of their respective Affiliates, agents, representatives, contractors, advisors, or any other Entity that in any way is based upon, arises out of or is related to any of the foregoing;

(e)	the economic benefit of permanent repayments of principal and amendment, consent, waiver and other similar non-ordinary course fees received by Seller from and after the Trade Date to the extent of the Participated Principal Amount; and

(f)	all proceeds of the foregoing.

Provided, however, to the extent that the principal amount of the Subordinated Debentures in which Seller holds a legal and beneficial interest, and an unencumbered right to all the Distributions in respect thereof, is reduced to an amount that is less than the Participated Principal Amount, Seller shall make cash payments to the Participant in Cdn. Dollars in amounts and at the times necessary to ensure that the Participant receives interest, principal and other payments in amounts, and at the times, that the Participant would have otherwise been entitled if Seller held legal and beneficial interest in an amount of the Subordinated Debentures, and an unencumbered right to all the Distributions in respect thereof, equal to or greater than the Participated Principal Amount (each such payment, if in respect of payments other than principal, is referred to herein as an “Additional Set Off Cash Interest Payment” and, if in respect of payments of principal, is referred to herein as an “Additional Set Off Cash Principal Payment”). Any

Additional Set Off Cash Interest Payment shall be made in accordance with Section 4 of this Agreement. Any Additional Set Off Cash Principal Payment shall be made when due pursuant to the provisions of this Agreement and, for greater clarity, upon Elevation, an Additional Set Off Cash Principal Payment shall be made in an amount equal to the difference in the amount of the Participated Principal Amount (as then adjusted) and the principal payments to be paid in respect of the Subordinated Debentures constituting a part of the Seller’s Interest.

“Taxes” means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

“Taxing Authority” means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“Trade Date” means the First Trade Date in respect of the First Participation and the First Subordinated Debentures and the Second Trade Date in respect of the Second Participation and the Second Subordinated Debentures.

“Transaction Documents” means the Credit Documents, the Operative Documents and the Transfer Agreements.

“Transfer Agreements” means the transfer agreements under which Seller acquired the rights and obligations underlying Seller’s Interest, which transfer agreements are identified on Schedule 2.

“Trust” has the meaning set forth in the definition of “Trust Agreement.”

“Trust Agreement” means the amended and restated trust agreement of the Hollinger Participation Trust, a Delaware statutory business trust (the “Trust”), entered into on August 24, 2001 by and between First Union Trust Company, National Association, a national banking association (not in its individual capacity but solely as trustee hereunder and including its successors, the “Trustee”) and Hollinger, as depositor, as supplemented by the Supplemental Trust Agreement among the Trustee and the Seller, as depositor to be entered into on the Effective Date.

“Trustee” has the meaning set forth in the definition of “Trustee Agreement.”

“United States” means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

“U.S. Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under it.

“U.S. Person” means a U.S. person as that term is defined in Regulation S.

      1.2     Terms that are defined in other provisions of this Agreement have the meanings given to them in those provisions.

      1.3     Terms defined in the Trust Indenture and not otherwise defined in this Agreement shall have the same meaning in this Agreement as in the Trust Indenture.

2.     Participation

      2.1     On the Effective Date of the First Participation, Hollinger sold to Participant an undivided 100% participation interest in and to the Seller’s Interest with respect to the First Subordinated Debentures. In no event shall Participant be responsible for any of the Retained Obligations with respect to the First Subordinated Debentures. For greater certainty, Hollinger agreed that any adjustment upward or downward to the principal amount of the subordinated debentures issued pursuant to the Trust Indenture under Sections 2.18 and 2.20 thereof shall not affect the Seller’s Interest or the Participated Principal Amount. Hollinger acknowledged and agreed that (i) Participant shall be the sole beneficial owner of the First Participation and (ii) neither the First Participation nor any Distributions (other than PIK Debentures or Non-Voting Shares delivered to Seller pursuant to Section 4.5 of this Agreement) shall constitute part of Seller’s estate, but instead shall at all times be the sole property of Participant.

      2.2     Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Participant, and Participant agrees to purchase from Seller, at the Purchase Price, an undivided 100% participation interest in and to the Seller’s Interest with respect to the Second Subordinated Debentures (the “Second Participation”), provided that in no event shall Participant be responsible for any of the Retained Obligations with respect to the Second Subordinated Debentures. For greater certainty, Seller agrees that any adjustment upward or downward to the principal amount of the subordinated debentures issued pursuant to the Trust Indenture under Sections 2.18 and 2.20 thereof shall not affect the Seller’s Interest or the Participated Principal Amount. Seller acknowledges and agrees that (i) Participant shall be the sole beneficial owner of the Second Participation and (ii) neither the Second Participation nor any Distributions (other than PIK Debentures or Non-Voting Shares delivered to Seller pursuant to Section 4.5 of this Agreement) shall constitute part of Seller’s estate, but instead shall at all times be the sole property of Participant.

3.     Conditions Precedent

      3.1     Participant’s obligation to pay the Purchase Price to Seller and to acquire the Second Participation shall be subject to the conditions that (a) Seller’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and the Effective Date, (b) Seller shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Effective Date, (c) Participant shall have received this Agreement duly executed on behalf of Seller, and (d) Participant shall have received the written opinion of Torys LLP, as United States and Canadian counsel to Seller, dated the

Effective Date, to the effect set forth in Schedule 3 and in form and substance reasonably satisfactory to Participant.

      3.2     Seller’s obligation to sell, transfer, assign, grant, and convey the Second Participation to Participant on the Effective Date shall be subject to the conditions that (a) Participant’s representations and warranties in this Agreement shall have been true and correct on the Agreement Date and the Effective Date, (b) Participant shall have complied in all material respects with all covenants required by this Agreement to be complied with by it on or before the Effective Date, (c) Seller shall have received this Agreement duly executed by Participant and (d) Seller shall have received payment of the Purchase Price from the Participant.

4.     Payments on Account of Participation

      4.1     Upon receipt by Seller of any cash Distribution, Seller shall hold the same in trust in a segregated account for the sole benefit of Participant and shall, without set-off, deduction or withholding of any kind, distribute such cash in Cdn. Dollars within one (1) Business Day after receipt of immediately available funds or after funds become available for distribution after deposit of a check, draft or other instrument (such date being the “Participant’s Due Date”). If Seller fails to make any such cash payment to Participant on or prior to Participant’s Due Date, Seller shall thereafter pay to Participant interest on the amount of such payment in Cdn. Dollars for the period from and including the date of Seller’s receipt of such cash payment, to but excluding the date on which such payment is made to Participant in full, at a per annum rate of 12 1/8%. Prior to Elevation, if any amounts paid under this Section 4.1 are paid to the Participant by Seller as a result of the Borrower exercising its right under Section 3.01 of the Trust Indenture to redeem the Subordinated Debentures, in whole or in part, and Seller receiving payments from the Borrower pursuant to such redemption, the Participated Principal Amount shall be decreased by the principal amount of Subordinated Debentures redeemed that relate to such Participated Principal Amount immediately upon Participant receiving a cash payment in Cdn. Dollars in respect of such redemption and in an amount equal to the reduction of the Participated Principal Amount.

      4.2     Subject to Section 4.5 hereof, upon receipt by Seller of any securities or other non-cash Distribution, Seller shall, upon receipt of any such securities or other non-cash Distribution, hold the same in irrevocable trust in a segregated account for the sole benefit of Participant and cooperate with Participant and use commercially reasonable efforts, at Seller’s expense, to cause to be transferred to Participant or its nominee(s) as soon as practicable after the Elevation Date (without recourse to, or representation or warranty by, Seller), the beneficial and record ownership of such securities or other non-cash Distribution. Seller’s obligation under the immediately preceding sentence is conditioned upon Participant, at Seller’s expense, executing all agreements, instruments and documents and taking all other actions required to effect such transfer. If Seller is prohibited by any law, rule, or order from transferring any such securities or other non-cash Distribution to Participant as contemplated in this Section 4.2, or at any time and during all periods before such securities or other non-cash Distribution shall have been transferred to Participant, Seller shall continue to hold such securities or other non-cash Distribution in trust in a segregated account for the sole benefit of Participant (until such transfer is not so prohibited) and shall, subject to Section 6, exercise any rights in such securities solely in accordance with the written directions of Participant. If Seller continues to hold such non-cash Distribution in trust for Participant two (2) Business Days before the termination of the Trust pursuant to Section 2.08 of the Trust Agreement, Seller agrees to pay to Participant the fair market value of such non-cash Distribution held in trust (as determined by a resolution of the board of directors of Seller) plus any interest accrued thereon, if any, one (1) Business Day before the termination of the Trust Agreement.

      4.3     If seller makes any payment to Participant pursuant to this Section 4 (a “Prior Payment”) and Seller is required to return to any Entity all or any portion of any Distribution in respect of which such Prior Payment was made (the “Distributions Subject to Return”), Participant shall, upon the written request of Seller, return to Seller such Distributions Subject to Return plus any interest or penalties thereon that Seller is required to pay in respect of such Distributions Subject to Return; provided, however, that Participant shall not be required to pay any such interest or penalties to the extent that such interest or penalties are attributable to Seller’s failure to notify Participant of such repayment obligation in a timely manner. Distributions Subject to Return shall not include any set-offs or indemnities owed by Seller to the Borrower under the Trust Indenture or any of the other Transaction Documents, including but not limited to those set-offs or indemnities described in Section 2.20 of the Trust Indenture or Sections 10.1, 10.2, 10.3, 10.4 and 10.5 of the Transaction Agreement.

      4.4     Participant acknowledges that all Retained Interest Distributions shall be for Seller’s account and that Seller shall not be required to distribute to Participant any Retained Interest Distributions.

      4.5     Seller agrees that if the Issuer exercises its right pursuant to either Section 2.24 of the Trust Indenture to make a PIK Payment Election or Section 2.25 of the Trust Indenture to make a Share Payment Election in respect of any Interest Obligation then, in lieu of Seller transferring to Participant the PIK Debentures or Non-Voting Shares, as the case may be, delivered to Seller in respect of the Seller’s Interest, the Participated Principal Amount shall be increased as of the applicable Payment Date by the amount of the applicable Interest Obligation(without giving effect to any reduction pursuant to the Share Payment Election). As long as the Participation is outstanding, Seller shall retain a legal and beneficial interest in the Trust Indenture and in a sufficient amount of Subordinated Debentures as is necessary for Participant to receive Subordinated Debentures at Elevation in amounts equal to or greater than the Participated Principal Amount. Seller also agrees not to transfer or pledge such amount of Subordinated Debentures described in the foregoing sentence so long as the Participation is outstanding. To the extent that the Participated Principal Amount is required to be increased pursuant to this Section 4.5 and Seller does not hold a legal and beneficial interest in a sufficient amount of Subordinated Debentures, and an unencumbered right to all the Distributions in respect thereof, to fulfill its obligation to so increase the Participated Principal Amount, the Participated Principal Amount shall not be increased and, in lieu of such an increase, Seller shall pay to the Participant the amount of the applicable Interest Obligation in Cdn. Dollars within one (1) Business Day after receipt of the PIK Debentures or the Non-Voting Shares, as the case may be. Any such cash payment shall be made in accordance with, and subject to, the provisions of Section 4.1 and to other relevant provisions contained in this Section 4.

      4.6     Seller agrees to comply with its obligation to pay Participant the Additional Set Off Cash Principal Payment and the Additional Set Off Cash Interest Payment as described in the definition of “Seller’s Interest”.

5.     Delivery of Documents and Information; Confidentiality

      Seller shall furnish and convey to Participant all information and documents received by Seller from time to time with respect to the Credit Documents and the Seller’s Interest as soon as practicable after the same are received by Seller, but in any event within two Business Days of such receipt; provided, however, that Seller shall have no liability to Participant regarding the validity or content of the information and documents furnished pursuant to this Section 5. Seller shall be responsible for all expenses incurred by Seller in connection with Seller’s performance of its obligations under this Section 5.

6.     Acts and Decision

      6.1     Seller agrees that it shall, subject to Section 6.3, act or refrain from acting: (A) in respect of any request, act, decision or vote in respect of the Seller’s Interest; or (B) in respect of any of the Seller’s rights under the Credit Documents, including any request, act, decision, vote or pursuit of any remedies under Article 6 (Defaults and Remedies) of the Trust Indenture (each such request, act, decision or vote an “Act”) only as follows: (1) if an Act may be exercised by Seller separately in respect of the Participation, Seller shall take such Act in accordance with Participant’s written directions; (2) if the Act may not be exercised separately in respect of the Participation, but it may be exercised with respect to the Seller’s Interest, then Seller shall take such Act in accordance with the written directions of the majority of holders (the “Majority Participants”) of participations in the Seller’s Interest (measured by the then outstanding principal amount of the Subordinated Debentures) with respect to which such Act is being taken that issue such written directions; (3) if the Act may not be exercised separately in respect of the Seller’s Interest, but it may be exercised in respect of all Subordinated Debentures issued under the Trust Indenture that Seller and its Affiliates may own from time to time, then Seller and its Affiliates shall take such Act in accordance with the written directions of the majority of holders of participations in the Seller’s Interest and participations in Subordinated Debentures not subject to the Seller’s Interest (the “Majority Holders”) in respect of all such subordinated debentures (measured by principal amount thereof) that issue such written directions; or (4) if the Act may not be exercised separately in respect of all subordinated debentures issued under the Trust Indenture that Seller and its Affiliates may own from time to time, but it may be exercised in respect of all claims that Seller and its Affiliates may have against the Borrower and/or any Obligor, then Seller shall take such Act in accordance with the written directions of the majority of holders of participations in the Seller’s Interest and participations in Subordinated Debentures not subject to the Seller’s Interest (the “Majority Claims Holders”) in respect of all such claims (measured by amount of claims) that issue such written directions. Notwithstanding the foregoing, Seller shall not take any action described in clauses (1) through (9) of Section 8.02 of the Trust Indenture without the prior written consent of Participant.

      6.2     Seller shall as soon as practicable after its having actual notice thereof, but in any event within two (2) Business Days of its receipt of such actual notice, notify Participant in writing of any matter in respect of which it may exercise any Act in respect of which Participant may vote under Section 6.1.

      6.3     Any consent or other direction of Participant permitted under this Agreement must be in writing and shall not be effective unless received by Seller at least five (5) Business Days after Seller’s request for such consent or direction is received by Participant; provided, however, that if Seller is required to act within a shorter time period, it may require such consent or other direction to be given in a shorter time period. Absent such timely written consent or other direction (including the withholding of such consent), Seller shall be entitled (but not required) to take action on behalf of Participant with respect to such matters (an “Undirected Act”) without liability; provided, however, that in taking such action, Seller shall act in good faith and subject to the provisions of Section 7. Notwithstanding the foregoing, Seller shall not be under any obligation to take any Act that it reasonably determines in good faith would violate applicable law or would expose it to any liability for which it is not provided reasonable indemnity.

7.     Standard of Care

Seller may rely on legal counsel, independent public accountants and other experts reasonably selected or reasonably accepted by Seller from time to time in its own discretion and shall not be liable for any action taken or omitted to be taken in good faith by Seller in accordance with the advice of such counsel, accountants or experts; provided, however, that (i) Seller shall comply in all cases with the terms and provisions of this Agreement and (ii) Participant may have a claim against such counsel, accountants or experts for actions taken by Seller in accordance with the advice thereof.

8.     Seller’s Representations and Warranties

      8.1     Seller represents and warrants to Participant (as of August 17, 2001, August 24, 2001, the Agreement Date and as of the Effective Date), and agrees with Participant, that:

(a) Each of Hollinger and the L.P. (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is or will become a party.

(b) Seller’s execution, delivery, and performance of, and compliance with all of the provisions of each of, the Purchase Agreement and the Transaction Documents to which Seller is a party (i) has not resulted and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) Seller’s organizational documents, (B) any statute, law, writ, order, rule or regulation of any Governmental Authority applicable to Seller, (C) any judgement, injunction, decree or determination applicable to Seller or (D) any contract, indenture, mortgage, loan agreement, note, lease or other instrument by which Seller may be bound or to which any of the assets of Seller are subject, including the Purchase Agreement, the Trust Indenture and Section 2.08 thereof, the Transaction Agreement and Section

9.19 thereof, the Subordinated Debentures and any of the other Transaction Documents, (ii), except in respect of a Participation upon the Elevation thereof, (x) will not in any manner relieve CanWest Global Communications Corp. of its guarantee of the Borrower’s obligations made under the Fixed Rate Subordinated Debenture Guarantee dated as of November 15, 2000 or otherwise change or diminish such guarantee or (y) cause a recalculation of the Interest Rate of the Subordinated Debentures as set out in Section 2.06(d) of the Trust Indenture, and (iii) will not result in Participant or (except to the extent a Note Holder is an Excluded Holder and, in that case, except to the extent of that Note Holder’s interest) Seller becoming an Excluded Holder under Section 4.26 of the Trust Indenture.

(c) (i) The Transaction Documents to which Seller is a party (A) have been duly and validly authorized, executed, and delivered by Seller and (B) are the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability against Seller may be limited by bankruptcy, insolvency, or other similar laws of general applicability affecting the enforcement of creditors’ rights generally and by the court’s discretion in relation to equitable remedies; and

(ii) no notice to, registration with, consent or approval of, or any other action by, any relevant Governmental Authority or other Entity is or will be required for Seller to execute, deliver, and perform its obligations under the Purchase Agreement and the Transaction Documents to which it is or will become a party.

(d) Seller is the sole legal and beneficial owner of, and has good title to, the Seller’s Interest and to the Subordinated Debentures, free and clear of any Encumbrance, except for, as of August 17, 2001 and August 24, 2001, a pledge of the Subordinated Debentures as security for bank indebtedness which pledge was released on the Effective Date concurrently with the transfer of the First Participation to Participant. The Seller’s Interest is not subject to any prior sale, transfer, assignment or participation by Seller or any agreement by Seller to assign, convey, transfer or participate, in whole or in part.

(e) No proceedings are (i) pending against Seller or (ii) to the best of Seller’s knowledge, threatened against Seller before any relevant Governmental Authority that, in the aggregate, would materially and adversely affect (A) the Seller’s Interest or (B) any action taken or to be taken by Seller under this Agreement.

(f) Schedule 1 accurately states (i) the principal amount of the Subordinated Debentures included in the Seller’s Interest outstanding as of August 24, 2001 and as of the Effective Date, (ii) all Distribution of PIK Debentures made or required to be made on or before August 24, 2001 and as of the Effective Date under the Trust Indenture or any Credit Document, (iii) repayments of principal and (iv) all interest payments or other transfers received by Seller (by set-off or otherwise) or directed to others from or on account of Borrower or any Obligor in respect of the Seller’s Interest. Seller is entitled to receive Distributions free from any set-offs, deductions, or withholding of any kind, including tax withholding.

(g) There is no funding obligation of any kind (whether fixed, contingent, conditional, or otherwise) in respect of the Seller’s Interest (including any obligation to make advances or to purchase participations in letters of credit under any Credit Documents or any obligation relating to any currency or interest rate swap, hedge, or similar arrangement) that Seller or Participant is or shall be required to pay or otherwise perform that Seller has not paid or otherwise performed in full.

(h) Neither Seller nor any of its Affiliates has engaged or will engage in any acts or conduct or omissions that will result in (i) the Seller’s Interest or any part thereof being transferred or assigned (except as otherwise permitted under this Agreement) or subject to any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), Encumbrance, or right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or (ii) Participant being subject to less favorable treatment (including the timing of payments or distributions) than is received by Holders generally.

(i) Seller has performed, and has complied with, all obligations required to be performed or complied with by it under the Credit Documents and is not in breach of any representation, warranty or any other provision of the Credit Documents.

(j) Other than Credit Suisse First Boston Corporation (who shall be paid by Seller), no broker, finder or other Entity acting under Seller’s authority is entitled to any broker’s commission or other fee in connection with the transactions contemplated by this Agreement for which Participant could be responsible.

(k) Except as set forth in Schedule 1, Seller (i) is not and has never been (A) an “insider” of Borrower or any Obligor (as “insider” is defined in Bankruptcy Code § 101(31)), (B) a “related person” of the Borrower or any Obligor (as defined in Section 4 of the Bankruptcy and Insolvency Act (Canada)) or (C) an Affiliate of Borrower or any Obligor, and (ii) is not, and has not been, a member of any official or unofficial committee relating to Borrower or any Obligor.

(l) Seller does not hold any funds or property of, or owe any amounts or property to, the Borrower or any Obligor (provided that the principal amount of the subordinated debentures issued pursuant to the Trust Indenture and not constituting a portion of the Seller’s Interest may be adjusted pursuant to Sections 2.18 and 2.20 of the Trust Indenture), and has not effected or received the benefit of any setoff against the Borrower or any Obligor on account of the Seller’s Interest.

(m) Seller has not received any written notice that (i) any payment or other transfer made to or for the account of Seller from or on account of Borrower or any Obligor under the Seller’s Interest is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer or (ii) the Seller’s Interest, or any portion of it, is void, voidable, unenforceable or subject to any Impairment.

(n) Seller acknowledges that the consideration paid under this Agreement for the purchase of the Participation may differ both in kind and amount from any Distribution.

(o) Seller (i) is a sophisticated seller with respect to the sale of the Participation and the retention of the Retained Obligations, (ii) has adequate information concerning the business and financial condition of Borrower or any Obligor to make an informed decision regarding the sale of the Participation and the retention of the Retained Obligations and (iii) has independently and without reliance upon Participant, and based on such information as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Seller has relied upon Participant’s express representations, warranties, covenants and indemnities in this Agreement. Seller acknowledges that Participant has not given Seller any investment advice, credit information, or opinion on whether the sale of the Participation or the retention of the Retained Obligations is prudent.

(p) Seller acknowledges that (i) Participant currently may have, and later may come into possession of, information with respect to the Seller’s Interest, Borrower, any Obligor or any of their Affiliates that is not known to Seller and that may be material to a decision to sell the Participation (“Seller Excluded Information”), (ii) Seller has determined to sell the Participation notwithstanding its lack of knowledge of the Seller Excluded Information and (iii) Participant shall have no liability to Seller, and Seller waives and releases any claims that it might have against Participant or any Participant Indemnitee (as hereinafter defined), whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Seller Excluded Information in connection with the transaction contemplated hereby; provided, however, that the Seller Excluded Information shall not and does not affect the truth or accuracy of Participant’s representations or warranties in this Agreement.

(q) Seller is an “accredited investor” as defined in Rule 501 under the Securities Act. Seller has not made any offers to sell, or solicitations of offers to buy, any portion of the Participation in violation of any applicable securities laws.

(r) Either (a) no interest in the Participation is being sold by or on behalf of one or more Benefit Plans, or (b) the transaction exemption set forth in one or more prohibited transaction class exemptions (“PTEs”) issued by the U.S. Department of Labor, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the sale of the Participation.

(s) Seller has provided to Participant true, correct and complete copies of the Credit Documents and the Transfer Agreements. A true and complete list of such Credit Documents and Transfer Agreements is set forth on Schedule 2.

(t) Other than as set forth on Schedule 1, Seller has not received (by set-off or otherwise) or directed to others any payments or other transfers from or on account of Borrower or any Obligor in respect of the Seller’s Interest.

(u) Seller has not given its consent to change, nor has it waived, any term or provision of any Credit Document or the Transfer Agreements, including, without limitation, with respect to the amount or time of any payment of principal or the rate or time of any payment of interest.

(v) Seller is not a party to any document, instrument or agreement (other than the Transfer Agreements and the Credit Documents specified in Schedule 2) that could materially and adversely affect the Participation, the Seller’s Interest or Participant’s rights and remedies under this Agreement.

(w) Neither Seller, its Affiliates or any Entity acting on its or their behalf has engaged or will engage in any Directed Selling Efforts(within the meaning of Regulation S) or has engaged or will engage in any form of “general solicitation” or “general advertising” under the Securities Act with respect to the Participation.

(x) The Participation satisfies the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(y) So long as the Participation or any part thereof which has been sold in the United States in reliance upon Rule 144A is outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, Seller shall either:

(ii) furnish to the SEC all information required to be furnished in accordance with Rule 12g3-2(b) under the U.S. Exchange Act;

(iii) file reports and other information with the SEC under Section 13 or 15(d) of the U.S. Exchange Act; or

(iv) furnish to any holder of the Participation and any prospective purchaser of the Participation designated by such holder, upon request of such holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act (so long as such requirement is necessary in order to permit holders of the Participation to effect resales under Rule 144A).

(z) Seller is not an open-end investment company, closed-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended.

(aa) All payments made by Seller under this Agreement to Participant will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes.

(bb) Seller agrees that, prior to the Elevation Date, it will not cause the “Interest Rate” to be recalculated pursuant to Section 2.06(d) of the Trust Indenture.

      8.2     For the purposes of this Article 8, references to Seller refer to Hollinger and the L.P. severally and not jointly. Except as expressly stated in this Agreement and the Trust Agreement, Seller makes no representations or warranties, express of implied, with respect to the transactions contemplated herein.

      8.3     Seller acknowledges that: (a) its sale of the Participation to Participant is irrevocable; and (b) Seller shall have no recourse to the Participation, except for (i) Participant’s breaches of its representations, warranties, or covenants and (ii) Participant’s indemnities, in each case as expressly stated in this Agreement.

9.     Participant’s Representations and Warranties

      9.1     Participant represents and warrants to Seller (as of August 17, 2001, August 24, 2001 and as of the Agreement Date and as of the Effective Date), and agrees with Seller, that:

(a) The Participant (i) is a duly organized and validly existing statutory business trust under the laws of the State of Delaware, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under the Offering Agreements (as defined in the Purchase Agreement) to which it is or will become a party.

(b) The Trust Agreement has been duly authorized; the Offered Notes (as defined in the Purchase Agreement) have been duly authorized; and when the Offered Notes are delivered and paid for pursuant to the Trust Agreement on the Closing Date, the Trust Agreement will have been duly executed and delivered, such Offered Notes will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document (as defined in the Purchase Agreement) and the Trust Agreement, this Agreement and such Offered Notes will constitute valid and legally binding obligations of the Participant, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) The execution, delivery and performance of the Offering Agreements, and the issuance and sale of the Offered Notes and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Participant or any subsidiary of the Participant or any of their properties, or any agreement or instrument to which the Participant or any such subsidiary is a party or by which the Participant or any such subsidiary is bound or to which any of the properties of the Participant or any such subsidiary is subject, or the certificate of trust or trust agreement of the Participant or any such subsidiary, and the Participant has full power and authority to authorize, issue and sell the Offered Notes.

(d) Either (a) no interest in the Participation is being acquired by or on behalf of a person who is, or at any time while the Participation is held thereby will be, one or more Benefit Plans or (b) the transaction exemption set forth in one or more prohibited transaction class exemptions (“PTEs”) issued by the U.S. Department of Labor, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts, PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the purchase and holding of the Participation and the exercise of the Buyer’s rights thereunder.

(e) Participant acknowledges that it has received copies of the Credit Documents specified in Schedule 2.

(f) It acknowledges that the Participation has not been and will not be registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from the registration requirements of the Securities Act. It has not offered or sold, and will not offer or sell, its Participation or any part thereof within the United States except pursuant to an exemption from the registration requirements of the Securities Act.

      9.2     Except as expressly stated in this Agreement, Participant makes no representations or warranties, express or implied, with respect to the transactions contemplated herein.

      9.3     Subject to Section 9.1(f) hereof, Participant acknowledges that: (a) Seller’s sale of the Participation to Participant is irrevocable; and (b) Participant shall have no recourse to the Retained Interest of Seller except for (i) Seller’s breaches of its representations, warranties or covenants and (ii) Seller’s indemnities, in each case as expressly stated in this Agreement.

10.     Further Sale or Assignments

      10.1     Hollinger agrees that until after Elevation is complete, it or one or more of its Affiliates shall retain legal and beneficial ownership of, and not sell, assign or transfer in any way, its rights in at least US$50,000,000 in principal amount of Subordinated Debentures outstanding on August 24, 2001, and all Distributions in respect thereof (the “Retained Debentures”). If immediately prior to Elevation any portion of the Retained Debentures is held by an Affiliate of Seller and Seller does not hold legal and beneficial ownership of an amount of the Subordinated Debentures (and all Distributions in respect thereof) equivalent to the Participated Principal Amount (this shortfall being referred to herein as the “PPA Shortfall”), Hollinger covenants and agrees that it shall take all actions necessary to cause such Affiliate to transfer prior to Elevation such Affiliate’s legal and beneficial ownership of Subordinated Debentures (and all Distributions in respect thereof) to Hollinger (or directly to Participant at Elevation in accordance with Section 27 of this Agreement) in an amount equivalent to the PPA Shortfall. This obligation to maintain the Retained Debentures is in addition to, and does not supersede or supplant, either Hollinger’s or the

L.P.’s obligation to retain an interest in the Trust Indenture and the Subordinated Debentures to the extent of the Participated Principal Amount as provided in Section 4.5 of this Agreement.

      10.2     Except as otherwise contemplated in the Purchase Agreement, on or prior to the Elevation Date, Participant may sell, assign, convey or otherwise transfer this Agreement, the Participation or any part thereof, provided that this Agreement, the Participation or any interests therein may not be sold without the prior written consent of Seller, which consent shall not be unreasonably withheld or delayed. Nothing contained herein shall in any way restrict the transfer of any Notes issued by the Trust or any interest therein.

11.     Indemnification

      11.1     Seller shall indemnify, defend and hold Participant, the Trustee and the Trustee’s officers, directors, agents, partners, members, controlling Entities and employees (collectively, “Participant Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that Participant Indemnitees incur or suffer as a result of, or arising out of, (a) the breach by Seller or any prior Holder of the Subordinated Debentures included in the Seller’s Interest of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, or (b) any obligation of Participant or Seller to disgorge, in whole or in part, or otherwise reimburse (by setoff or otherwise) Borrower, Trustee, or any other Entity for any payments, property (including Collateral), setoffs or recoupments received, applied or effected by or for the account of Seller under or in connection with the Seller’s Interest (which shall for the purposes of this Section 11.1 include any reduction of the principal amount of any Subordinated Debentures assigned to the Participant upon Elevation except in accordance with Section 3.01 of the Trust Indenture) or otherwise from, against or on account of Borrower or any Obligor not distributed by Seller to Participant. Each party to this Agreement acknowledges and agrees that (1), in addition to any other circumstances set forth above, the Participant Indemnitees shall be entitled to indemnification under this Section 11.1 in the event that this Agreement, the Trust Agreement or the Purchase Agreement, or any of the actions taken or contemplated hereunder or thereunder, or any other action of Seller (except those that Seller is requested to take pursuant to Section 6 hereof) directly or indirectly entitles the Borrower to fail to make payments with respect to the Subordinated Debentures that constitute a part of the Seller’s Interest, which failure would constitute an extinguishment of the Borrower’s obligations towards Seller under the Trust Indenture and the Subordinated Debentures and (2) the measure of damages for which the Participant Indemnitees shall be entitled to be indemnified in such an event shall be no less than 100% of the Participated Principal Amount plus accrued and unpaid interest so long as there was a reasonable probability that the Subordinated Debentures would reach par value on or prior to their maturity. For the purposes of this Section 11.1, references to Seller refer to Hollinger and the L.P. severally and not jointly.

      11.2     Participant shall indemnify, defend, and hold Seller and its officers, directors, agents, partners, members, controlling Entities and employees (collectively, “Seller Indemnitees”) harmless from and against any liability, claim, cost, loss, judgment, damage or expense (including reasonable attorneys’ fees and expenses) that Seller Indemnitees incur or suffer as a result of or arising out of (a) Participant’s breach of any of its representations, warranties, covenants, or agreements in this Agreement or (b) Seller acting or refraining to act pursuant to any direction of (i) Participant or (ii) the Majority Participants, the Majority Holders, the Majority Claims Holders or with respect to an Undirected Act; provided, however, that Participant’s share of the indemnity under clause (b)(ii) shall be limited to a fraction, the numerator of which is (A) the outstanding principal amount of the Seller’s Interest or (B) if Seller has consented to transfers of the Participation (or a portion thereof) pursuant to Section 10, the then outstanding principal amount of the claims beneficially held by Participant in respect of which the action involved is taken by Seller, and the denominator of which is the then aggregate outstanding principal amount of all claims in respect of which the action involved is taken by Seller.

      11.3     If a third party commences any action or makes any demand against either Party for which such Party (“Indemnified Party”) is entitled to indemnification under this Agreement, such Indemnified Party will promptly notify the other Party (“Indemnifying Party”) in writing of such action or demand; provided, however, that if the Indemnified Party assumes the defense of the action and fails to provide prompt notice to the Indemnifying Party, such failure shall not limit in any way the Indemnifying Party’s obligation to indemnify the Indemnified Party except to the extent that such failure materially prejudices the Indemnifying Party’s ability to defend the action. The Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, participate in the defense of such action with counsel reasonably satisfactory to the Indemnified Party, or the Indemnifying Party may, at its own expense and without limiting its obligation to indemnify the Indemnified Party, assume the defense of such action with counsel reasonably acceptable to the Indemnified Party. In any event, the Party that has assumed the defense of such action shall provide the other Party with copies of all notices, pleadings, and other papers filed or served in such action. Neither Party shall make any settlement or adjustment without the other Party’s prior written consent, which consent (a) in the case of the Indemnifying Party will not be unreasonably withheld if the settlement or adjustment involves only the payment of money damages by the Indemnifying Party and (b) in the case of the Indemnified Party may be withheld for any reason if the settlement or adjustment involves performance or admission by the Indemnified Party.

      11.4     Each indemnity in this Agreement is a continuing obligation, separate and independent from the other obligations of the Parties and survives termination of this Agreement, and it is not necessary for a Party to incur expense or make payment before enforcing a right of indemnity conferred by this Agreement.

12.     Payments Generally

      All payments by Participant to Seller or Seller to Participant shall be made in Cdn. Dollars by wire transfer of immediately available funds to such account that either Party specifies to the other from time to time, the initial accounts of the Parties being specified on Schedule 1. Unless otherwise provided for in this Agreement, neither Party may set-off against any amounts of the other Party under this Agreement.

13.     Notices

      All communications between the Parties or notices or other information sent under this Agreement shall be in writing, hand delivered or sent by overnight courier or telecopier, addressed to the relevant Party at its address or facsimile number specified on Schedule 1 or at such other address or facsimile number as such Party may request in writing. All such communications and notices shall be effective upon receipt.

14.     Exercise of Rights

      14.1     No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Parties and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      14.2     No failure on the part of a Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver hereof by such Party, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of each Party provided herein (a) are cumulative and are in addition to, and are not exclusive of, any rights or remedies provided by law (except as otherwise expressly set forth in this Agreement) and (b) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related document against the other Party or any other Entity.

15.     Survival; Successors and Assigns

      15.1     All representations, warranties, covenants, indemnities and other provisions made by the Parties shall be considered to have been relied upon by the Parties, shall be true and correct as of the Agreement Date and the Effective Date, and shall survive the execution, delivery, and performance of the Operative Documents.

      15.2     This Agreement, including the representations, warranties, covenants and indemnities contained in this Agreement, shall inure to the benefit of, be binding upon and be enforceable by and against the Parties and their respective successors and permitted assigns. Seller may not sell, assign or otherwise transfer any of its rights or obligations under this agreement, or, except as specifically provided in this Agreement, any portion of the Subordinated Debentures if after such sale, assignment or transfer Seller would not retain sufficient Subordinated Debentures to comply fully with its obligations under this Agreement or any Transaction Document without the prior written consent of the Majority Participants.

16.     Further Assurances

      Each Party agrees (i) to execute and deliver, or to cause to be executed and delivered, all such instruments and (ii) to take all such actions as the other Party may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Agreement, including the procurement of any third-party consents.

17.     Disclosure

      17.1     Each Party agrees that, without the prior consent of the other Party, it shall not disclose the contents of this Agreement (including the Purchase Price) to any Entity, except that any Party may make any such disclosure (a) as required to implement or enforce this Agreement, (b) if required to do so by any law, court, or regulation, (c) to any Governmental Authority or self-regulatory Entity having or asserting jurisdiction over it, (d) if its attorneys advise it that it has a legal obligation to do so or that failure to do so may result in it incurring a liability to any other Entity, (e) to its professional advisors and auditors or (f) as set forth in Section 17.2.

      17.2     Participant may disclose the contents of this Agreement to any proposed transferee, assignee, subparticipant or other Entity proposing to enter into contractual relations with Participant in respect of the Participation or any part of it. Notwithstanding the foregoing, the Purchase Price may not be disclosed except to Note Holders.

18.     Parties’ Other Relationships

      Each Party and any of its Affiliates may engage in any kind of lawful business or relationship with Borrower, any Obligor or any of their Affiliates without liability to the other Party or any obligation to disclose such business or relationship to the other Party.

19.     Entire Agreement; Conflict

      The Operative Documents constitute the entire agreement of the Parties with respect to the respective subject matters thereof and supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings and representations on such subjects, all of which have become merged and finally integrated into the Operative Documents.

20.     Counterparts; Telecopies

      The Operative Documents may be executed by telecopy in multiple counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Transmission by telecopier of an executed counterpart of any Operative Document shall be deemed to constitute due and sufficient delivery of such counterpart. Each fully executed counterpart of any Operative Document shall be deemed to be a duplicate original.

21.     Relationship Between Seller and Participant

      The relationship between Seller and Participant shall be that of seller and buyer. This Agreement shall not be construed to create a partnership or joint venture between the Parties.

22.     Severability

      The illegality, invalidity, or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

23.     Governing Law

      THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY AND INTERPRETED, CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION).

24.     Waiver of Trial by Jury

      THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25.     Jurisdiction

      25.1     Each Party irrevocably and unconditionally submits to and accepts the non-exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware sitting in Wilmington, Delaware (a “Delaware Court”) for any action, suit, or proceeding arising out of or based upon this Agreement or any matter relating to it, and waives any objection that it may have to the laying of venue in any such court or that such court is an inconvenient forum or does not have personal jurisdiction over it. The L.P. has appointed Hollinger International Inc., 712 Fifth Avenue, New York, New York 10019, Attention: Vice President, Corporate Development, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any Delaware Court by any Party or by any person who controls such Party, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The L.P. represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the L.P. shall be deemed, in every respect, effective service of process upon the L.P. To the fullest extent of the law, the Parties agree that any action brought in any Delaware Court shall be brought in a court sitting in New Castle County, Delaware.

      25.2     The Parties irrevocably agree that, should either Party institute any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise) in relation to this Agreement, no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such action or proceeding shall be claimed by it or on its behalf, any such immunity being hereby irrevocably waived, and each Party irrevocably agrees that it and its assets are, and shall be, subject to such legal action or proceeding in respect of its obligations under this Agreement.

26.     Subrogation

      To the extent that Participant enforces any claim for indemnification or other claim or remedy against Seller under this Agreement and receives payment or another remedy from Seller in respect of such claim or remedy, the Parties agree that to the extent permitted by law, the Credit Documents and the Transfer Agreements, without the need for further action on the part of either Party, Seller shall be subrogated to the rights of Participant against any other Entity, including any prior Holder, with respect to such claim or remedy to the extent of such payment or other remedy.

27.     Elevation

      At any time after the Elevation Date, at the election of Participant, this Agreement shall be deemed to be an agreement for the outright assignment to the extent of the Participation of the Seller’s Interest from Seller to Participant (an “Elevation”), and the terms and conditions hereof shall be construed accordingly, modified mutatis mutandis and Seller shall use its best efforts to cause Participant to become the Holder of the Subordinated Debentures to the extent of its Participated Principal Amount. The parties hereto understand that the Guarantee shall terminate with respect to any Subordinated Debentures so Elevated under the terms of such Guarantee.

28.     Termination

      This Agreement shall terminate upon the earlier of (i) when Participant shall have become the Holder of the Subordinated Debentures to the extent of its Participated Principal Amount, and (ii) Seller shall have received all Distributions and shall have distributed the same to Participant. Notwithstanding the foregoing, Sections 8, 9 and 11 of this Agreement shall survive as long as the Trust Agreement is in effect. Notwithstanding the foregoing, this Agreement shall terminate if the purchase, sale and delivery of the Notes is not consummated in accordance with Section 3 of the Purchase Agreement and the Original Agreement shall continue and remain in full force and effect without being amended.

29.     Interpretation

      29.1     This Agreement includes the Schedules and any documents attached as exhibits to this Agreement.

      29.2     The Schedules may supplement, change, or supersede other provisions of this Agreement. If there is any inconsistency between the provisions of the Schedules and the other provisions of this Agreement, the Schedules will prevail.

      29.3     Terms used in the singular or the plural include the plural and the singular, respectively; “includes” and “including” are not limiting; and “or” is not exclusive.

      29.4     Any reference to a Party includes the Party’s successors and permitted assigns.

      29.5     Unless otherwise indicated, any reference to:

(a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may at any time before the Effective Date be, in effect as modified, amended, or supplemented as of the Effective Date; and

(b) a statute, law, order, rule, or regulation shall be construed as a reference to such statute, law, order, rule, or regulation as it may have been, or may at any time before the Effective Date be, in effect as modified, amended, or supplemented as of the Effective Date.

      29.6     Section, Schedule and other headings and captions are included solely for convenience of reference and are not intended to affect the interpretation of any provisions of this Agreement.

      29.7     This Agreement shall be deemed to have been jointly drafted and no provision of it shall be interpreted or construed for or against any Party because such Party purportedly prepared or requested such provision, any other provision or this Agreement as a whole.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above stated.

HOLLINGER INTERNATIONAL INC.

By:

Name:
Title:

HOLLINGER CANADIAN NEWSPAPERS,
LIMITED PARTNERSHIP

By its general partner, Hollinger Canadian Newspapers G.P. Inc.

By:

Name:
Title:

HOLLINGER PARTICIPATION TRUST

By: First Union Trust Company, National Association, as Trustee of the Hollinger Participation Trust

By:

Name:
Title:

SCHEDULES

Schedule 1

Schedule 2

Schedule 3

SCHEDULE 1 TO PARTICIPATION AGREEMENT

Section 1 (Definitions)

“Second Trade Date” means November 30, 2001.

Section 8 (Seller’s Representations and Warranties)

Section 8.1(f) and 8.1(t): The outstanding principal amount of the Subordinated Debentures included in the Seller’s Interest is: CDN$539,980,000 as of August 24, 2001 and CDN$756,743,400 as of December 7, 2001.

The Schedule below accurately states (i) all Distributions of PIK Debentures made or required to be made on or before the Effective Date under the Trust Indenture or any Credit Document, (ii) all repayments of principal and (iii) all interest payments or other transfers received by Seller (by set-off or otherwise) or directed to others from or on account of Borrower or any Obligor in respect of the Seller’s Interest.

Payment/Reduction Date	Amount	Description

January 31, 2001	$18,381,342	PIK Debentures as interest
July 31, 2001	$27,718,479	PIK Debentures as interest

Section 8.1(k) (Affiliate status; committee membership):

1.     Hollinger holds, directly and indirectly through affiliates, 2,700,000 Series 1 Preference Shares of CanWest which entitles it to cast 50.0001% of the total votes attributed to all shares of CanWest for purposes only of voting for the election of two directors of CanWest and otherwise entitles Hollinger to cast 19 votes per shares or approximately 5.8% of the voting power of all shares of CanWest outstanding as of December 7, 2000. Hollinger has entered into an agreement to convert all such shares and to sell the underlying shares to a third party;

2.     At the most recent annual general meeting of CanWest shareholders held on February 6, 2001 a Board of Directors comprised of eleven members was elected including two individuals, Messrs. Conrad M. Black and F. David Radler, designated by Hollinger (the “Hollinger Nominees”), as well as Mr. I.H. Asper and three of his children; and

3.     No CanWest executive offices are held by the Hollinger Nominees nor are they members of the Executive Committee of the CanWest Board of Directors nor do they otherwise exercise any management authority over CanWest other than pursuant to the terms of a management services agreement dated November 15, 2000 made between The Ravelston Corporation Limited and CanWest pursuant to which The Ravelston Corporation Limited provides certain management services in respect of newspaper properties owned by CanWest.

Section 13 (Notices)

Participant’s Address for Notices and Delivery

Corporate Trust Administration

One Rodney Square, 1st Floor
920 King Street
Wilmington, DE 19801

Attention:	Amy Martin
Telephone:	302-888-1137
Facsimile:	302-888-7544

Participant’s Wire Instructions:

Bank:	First Union National Bank of Delaware
ABA No.:	031100869
F/F/C First Union Trust Company, National Association
DDA# 5000000016439
Branch #3236
Attn: Corporate Trust Administration
Re: Hollinger Participation Trust
NCS # 65900033831

Seller’s Address for Notices and Delivery

Hollinger International Inc.

18th Floor
712 Fifth Avenue
New York, New York 10019
U.S.A.

Attention:	Shannon Manning
Telephone:	212-586-5666
Facsimile:	212-586-0010

With a copy to:

Peter Y. Atkinson

Executive Vice-President and General Counsel
Hollinger Inc.
10 Toronto Street
Toronto, Ontario M5C 2B7
Canada

Hollinger Canadian Newspapers, Limited Partnership

10 Toronto Street
Toronto, Ontario M5C 2B7
Canada

Attention:	General Counsel
Telephone:	416-363-8721
Facsimile:	416-363-0445

Seller’s Wire Instructions:

Bank:	Bank One
Bank Location:	Chicago, Illinois
SWIFT:	FNBCUS44
ASA No.:	071000013
Account Name:	Hollinger International Inc.
Account No.:	55-57666

SCHEDULE 2 TO PARTICIPATION AGREEMENT

1. List of Transfer Agreements provided to Participant:

      a. Transaction Agreement dated July 30, 2000 between Seller, Southam Inc., Hollinger Canadian Newspapers, Limited Partnership, HCN Publications Company and CanWest Global Communications Corp. as amended by an agreement dated November 15, 2000 among such parties;

      b. Securities Purchase Agreement dated November 15, 2000 between Seller and Southam Inc.

2. List of Credit Documents provided to Participant:

      a. Indenture dated as of November 15, 2000 between 3815668 Canada Inc., as Issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee;

      b. Fixed Rate Subordinated Debenture due November 15, 2010 No. 1 in the principal amount of CDN$526,985,935 and No. 2 in the principal amount of CDN$239,860,781;

      c. Fixed Rate Subordinated Debentures Guarantee dated as of November 15, 2000 made by CanWest Global Communications Corp. to and in favour of The Bank of Nova Scotia Trust Company of New York, as trustee for the benefit of and on behalf of the Initial Purchases (as defined in the Trust Indenture).

3. List of waivers, supplements, forbearances and amendments to the Trust Indenture:

      None.

SCHEDULE 3 TO PARTICIPATION AGREEMENT

December 7, 2001

Credit Suisse First Boston Corporation

Eleven Madison Avenue
New York, New York 10010-3629
U.S.A.

Hollinger Participation Trust and

First Union Trust Company, National Association, as trustee

Dear Sirs/Mesdames:

1.     SCOPE OF OPINION

     Introduction

      1.1. We have acted as Ontario and New York counsel to Hollinger International Inc. (“Hollinger International”) and Hollinger Canadian Newspapers, Limited Partnership (“Hollinger L.P.”, and, together with Hollinger International, “Hollinger”) in connection with the transaction contemplated by the purchase agreement (the “Purchase Agreement”) dated November 30, 2001 between Hollinger and Hollinger Participation Trust (the “Trust”) and Credit Suisse First Boston Corporation (the “Purchaser”) in respect of:

1.1.1. the sale by Hollinger to the Trust of a participation interest in 12.125% Fixed Rate Subordinated Debentures due November 15, 2010 of 3815668 Canada Inc. pursuant to an amended and restated participation agreement (the “Participation Agreement”) dated November 30, 2001; and

1.1.2. the issue and sale by the Trust today of US$140,500,000 principal amount of its 12-1/8% Senior Notes due 2010 (the “Offered Notes”) at a purchase price of 83% of the principal amount,

(collectively, the “Notes Transaction”).

      1.2. We also acted for Hollinger in connection with the transactions contemplated by the CanWest Transaction Agreements (as defined below):

      1.3     This opinion is given to you pursuant to section 6(b) of the Purchase Agreement. Capitalized terms used but not defined in this opinion have the respective meanings given to those terms in the Purchase Agreement, or, if not defined in that agreement, the Participation Agreement.

     Examination of Documents

      1.4     We have participated in the preparation of and, where applicable, have examined an executed copy of each of the following:

1.4.1. the Purchase Agreement;

1.4.2. the Participation Agreement;

1.4.3. the Transaction Agreement dated July 30, 2000 between Hollinger International, XSTM Holdings (2000) Inc. (formerly called Southam Inc., “XSTM”), Hollinger L.P., HCN Publications Company and CanWest Global Communications Corp. (“CanWest”), as amended by an agreement dated November 15, 2000 among those parties (as amended, the “Transaction Agreement”);

1.4.4. the Securities Purchase Agreement dated November 15, 2000 between Hollinger International and XSTM;

1.4.5. the Indenture dated as of November 15, 2000 between 3815668 Canada Inc., as Issuer, and The Bank of Nova Scotia Trust Company of New York, as Trustee, under which the Underlying Debentures were issued (the “Debenture Trust Indenture”);

1.4.6. the Fixed Rate Subordinated Debentures due November 15, 2010 Nos. 1, 2, PIK 1, PIK 2, PIK 3 and PIK 4;

1.4.7. the Fixed Rate Subordinated Debentures Guarantee dated as of November 15, 2000 made by CanWest to and in favour of The Bank of Nova Scotia Trust Company of New York, as trustee for the benefit of and on behalf of the Initial Purchasers (as defined in the Debenture Trust Indenture) (the “Guarantee”);

1.4.8. the amended and restated trust agreement of the Trust dated August 24, 2001 (the “Amended Trust Agreement”) and the supplemental trust agreement of the Trust dated December 7, 2001 (the Amended Trust Agreement, as amended by the supplemental trust agreement, is referred to as the “Trust Agreement”);

1.4.9. the (final) Confidential Offering Circular dated November 30, 2001 in respect of up to US$140,500,000 of Offered Notes (the “Offering Circular”);

1.4.10. a letter agreement between Hollinger and CanWest dated August 23, 2001 (the “CanWest Letter Agreement”); and

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1.4.11. a right of first refusal notice sent by Hollinger International to CanWest dated October 1, 2001.

The agreements noted above in sections 1.4.1 through 1.4.8 inclusive are collectively referred to as the “Agreements”. The agreements noted in sections 1.4.3 through 1.4.7 inclusive are collectively referred to as the “CanWest Transaction Agreements”. The agreements noted in sections 1.4.1, 1.4.2 and 1.4.8 are collectively referred to as the “Notes Transaction Agreements”.

      1.5.     We have also made those investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of those certificates of public officials and of those other certificates, documents and records as we considered necessary or relevant for purposes of the opinions expressed below, including:

1.5.1 the certificate of incorporation and by-laws of Hollinger International;

1.5.2 the articles of incorporation and by-laws of Hollinger Canadian Newspapers G.P. Inc. (“Hollinger G.P.”);

1.5.3 declaration of limited partnership filed on behalf of Hollinger L.P. on April 14, 1999 under the Limited Partnerships Act (Ontario);

1.5.4 the limited partnership agreement of Hollinger L.P. dated as of April 28, 1999 (the “Partnership Agreement”);

1.5.5 resolutions of the board of directors of Hollinger International authorizing the transactions contemplated by the CanWest Transaction Agreements and resolutions of the executive committee of the board of directors of Hollinger International and of the board of directors of Hollinger G.P. authorizing the transactions contemplated by the Notes Transaction Agreements;

1.5.6 a certificate of good standing issued by the Delaware Secretary of State in respect of Hollinger International, a certificate of status issued in respect of Hollinger G.P. and a limited partnerships report issued in respect of Hollinger L.P.;

1.5.7 a certificate of a senior officer of Hollinger International and Hollinger G.P. with respect to certain factual matters, a copy of which has been delivered to the Purchaser;

1.5.8 the articles of CanWest filed with Industry Canada;

1.5.9 the management proxy circular of CanWest dated December 19, 2000;

1.5.10 the Annual Report of CanWest for 2000; and

1.5.11 all material change reports and interim financial reports filed by, or in respect of, CanWest with Ontario Securities Commission since September 1, 2000 and made

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available on the SEDAR web site as of the date of this opinion and all insider reports filed in respect of CanWest with the Ontario Securities Commission since September 1, 2000 and publicly available as of the date of this opinion.

     Assumptions

      1.6.     We have made the following assumptions:

1.6.1. with respect to all documents examined by us, the genuineness of all signatures, the legal capacity of individuals signing any documents, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photocopied copies;

1.6.2. the certificates of good standing and status referred to in section 1.5.6 continue to be accurate as of the date of this opinion as if issued on that date;

1.6.3. each of the parties to each of the Agreements (other than Hollinger) is existing under the laws of its jurisdiction of incorporation or formation, has the corporate or other power and capacity to enter into, and to perform its obligations under, each Agreement to which it is a party and has duly authorized, executed and delivered each Agreement to which it is a party; and

1.6.4. the Offered Notes have been and will be offered and sold in accordance with the procedures, undertakings, agreements and representations set out in the Purchase Agreement, the Offering Circular and the U.S. Purchaser’s Letters contemplated therein.

     Laws Addressed

      1.7.     This opinion is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, as applicable.

2.     OPINIONS

      Based upon and subject to the foregoing, and to the qualifications expressed below, we are of the opinion that:

     Corporate Opinions

      2.1.     Hollinger International is a corporation validly existing and in good standing under the laws of the State of Delaware. Hollinger G.P. is a corporation validly existing under the laws of the Province of Ontario.

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      2.2.     Hollinger L.P. has been formed and is existing as a limited partnership under the Limited Partnerships Act (Ontario).

      2.3.     Hollinger International has the corporate power and capacity to carry on its business as presently conducted, to own its properties and assets, and to execute, deliver and perform its obligations under the Agreements to which it is a party. Hollinger G.P. has the corporate power and capacity to carry on the business of Hollinger L.P. as presently conducted, to own its properties and assets on behalf of Hollinger L.P. and to execute, deliver and perform the obligations of Hollinger L.P. under the Agreements to which Hollinger L.P. is a party.

      2.4.     Hollinger International has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Agreements to which it is a party and has duly executed and delivered those Agreements. Hollinger G.P. has taken all necessary corporate action, and Hollinger G.P. and Hollinger L.P. limited partners have taken all necessary action in accordance with the Partnership Agreement, to authorize the execution, delivery and performance by Hollinger G.P. on behalf of Hollinger L.P. of the Agreements to which Hollinger L.P. is a party, and Hollinger G.P. has duly executed and delivered on behalf of Hollinger L.P. the Agreements to which Hollinger L.P. is a party.

     Non-Contravention and No Breach Opinions

      2.5.     The execution, delivery and performance by each of Hollinger International and Hollinger G.P. on behalf of Hollinger L.P. of the Agreements to which it is a party and the issuance and sale of the Offered Notes and compliance with the terms and provisions thereof did not or do not, as the case may be, contravene, result in a breach or violation of any of the terms or provisions of, or constitute a default under:

2.5.1. the certificate of incorporation or by-laws of Hollinger International, the articles of incorporation or by-laws of Hollinger G.P. or the Partnership Agreement;

2.5.2. any statute, law, writ, order, rule or regulation of any Governmental Authority to which Hollinger or its subsidiaries is subject and which may affect the legality, validity or enforceability of the Agreements;

2.5.3. to our knowledge, any judgment, injunction, decree or determination applicable to Hollinger or its subsidiaries; or

2.5.4. to our knowledge, any contract, agreement, mortgage, loan agreement, note, lease or other instrument by which Hollinger or its subsidiaries is bound or to which any of its assets are subject and which may affect the legality, validity or enforceability of the Agreements.

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      2.6.     The execution, delivery and performance by each of Hollinger International and Hollinger G.P. on behalf of Hollinger L.P. of the Notes Transaction Agreements:

2.6.1. do not contravene, result in a breach or violation of any of the terms or provisions of, or constitute a default under the CanWest Transaction Agreements including, without limitation, the Debenture Trust Indenture and section 2.08 thereof and the Transaction Agreement and section 9.19 thereof or the CanWest Letter Agreement;

2.6.2. except in respect of a Participation Interest upon an Elevation, will not result in any loss or diminishment of any rights or benefits under the Guarantee available to Hollinger prior to Hollinger’s execution and delivery of the Notes Transaction Agreements and the performance of its obligations under those agreements; and

2.6.3. do not, as of the date of this opinion letter, result in a recalculation of the Interest Rate (as defined in the Debenture Trust Indenture) pursuant to section 2.06(d) of the Debenture Trust Indenture.

     Regulatory Approval Opinions

      2.7. No authorization, consent, permit or approval of, or other action by, or filing with or notice to, any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction was required in connection with the execution, delivery and performance by Hollinger of the CanWest Transaction Agreements except as may have been made or obtained under the Competition Act (Canada) in respect of the Transaction Agreement and any consent required in connection with the assignment of a Contract (as defined in the Transaction Agreement).

      2.8. No authorization, consent, permit or approval of, or other action by, or filing with or notice to, any governmental agency or authority, regulatory body, court, tribunal or other similar entity having jurisdiction is required in connection with the execution, delivery and performance by each of Hollinger International and Hollinger G.P. on behalf of Hollinger L.P. of the Notes Transaction Agreements except for filings required to be made under applicable United States federal and state securities laws on and after the date of this opinion.

     Enforceability Opinion

      2.9. Each of the Agreements (other than the Trust Agreements) to which either of Hollinger or the Trust is a party constitutes a legal, valid and binding obligation of that party, enforceable against that party in accordance with its terms.

     Securities Opinions

      2.10. Based in part upon the representations and warranties made in the U.S. Purchaser’s Letters and by the Purchaser in the Purchase Agreement, no registration of the Offered Notes under the United States Securities Act of 1933, as amended, is required in connection with the offer, sale and delivery of the Offered Notes by the Trust to the Purchaser or the initial resales of the Offered Notes by

6

the Purchaser, all in accordance with the Notes Transaction Agreements, the Offering Circular and the U.S. Purchaser’s Letters.

      2.11     No qualification of the Trust Agreement under the United States Trust Indenture Act of 1939, as amended, is required.

      2.12     Each of the Trust and Hollinger is not, and after giving effect to the offer and sale of the Offered Notes and the application of the proceeds thereof as descried in the Offering Circular will not be, an “investment company” as defined in the United States Investment Company Act of 1940, as amended.

      2.13     Hollinger does not have any contractual right to exercise control or direction over CanWest pursuant to the CanWest Transaction Agreements or, to our knowledge, under any other agreement or arrangement, and, accordingly, Hollinger is not an “affiliate” (as that term is defined in Rule 405 under the United States Securities Act of 1933, as amended) of CanWest or any of its subsidiaries, including 3815668 Canada Inc.

     Tax Opinion

      2.14     For the purpose of the United States Internal Revenue Code of 1986, as amended, the Trust is not, and will not be following the completion of the Notes Transaction, taxable as a corporation.

     Pending Litigation Opinion

      2.15     We have not been retained to represent Hollinger or its subsidiaries in respect of any:

2.15.1. court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal),

2.15.2. arbitration or other dispute settlement procedure, or

2.15.3. investigation or inquiry by any governmental, administrative, regulatory or other similar body,

that, if determined adversely to Hollinger, would prohibit either of Hollinger International or Hollinger G.P. on behalf of Hollinger L.P. from executing, delivering or performing any of its obligations under the Agreements to which it is a party.

     Submission to Jurisdiction

      2.16     In an action on a final and conclusive judgment in personam of any federal or state court that is not impeachable as void or voidable under New York or Delaware law, an Ontario court would give effect to the appointment by Hollinger L.P. of Hollinger International as its agent to receive service of process in the United States of America under the Notes Transaction Agreements and to the provisions in the Notes Transaction Agreements whereby Hollinger L.P. submits to the non-exclusive

7

jurisdiction of the courts of Delaware, in the case of the Participation Agreement and Trust Agreement, and the courts of New York, in the case of the Purchase Agreement.

     Choice of Law

      2.17.     In the event that any Notes Transaction Agreement is sought to be enforced in any action or proceeding in Ontario in accordance with the laws applicable to the Notes Transaction Agreement as chosen by the parties, namely the laws of the State of New York in the case of the Purchase Agreement and Participation Agreement and the laws of the State of Delaware in the case of the Trust Agreement (respectively, the “Governing Law Jurisdiction”):

2.17.1. the courts of Ontario would recognize that choice of laws if that choice is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and that choice is not otherwise contrary to public policy, as that term is applied by an Ontario court, and

2.17.2. if that choice of laws is valid, the courts of Ontario would apply the laws of the applicable Governing Law Jurisdiction to all issues that are to be determined by those laws under Ontario conflict of laws rules in that action or proceeding upon appropriate evidence as to those laws being adduced; however, in matters of procedure, the laws of the Province of Ontario will be applied, and an Ontario court will not apply any laws of the applicable Governing Law Jurisdiction which are contrary to Ontario public policy.

In addition, an Ontario court has an inherent power to decline to hear an action or proceeding if it is contrary to Ontario public policy for it to do so, or if that court is not the proper forum to hear that action or proceeding, or if concurrent proceedings are being brought elsewhere.

     Offering Circular Contents

      2.18.     We have participated in the preparation of the Offering Circular and in conferences with officers and other representatives of Hollinger, representatives of the Purchaser and United States counsel for the Purchaser, at which the contents of the Offering Circular and related matters were discussed and, although we have not independently verified or checked or undertaken to do so, and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular except as set out in sections 2.19 and 2.20 and subject to the qualifications in respect to those sections set out below, on the basis of the foregoing, no facts have come to our attention that cause us to believe that the Offering Circular, as of its date and as of the date of this opinion letter, (i) does not accurately describe the Notes Transaction and (ii) contained or contains an untrue statement of a material fact regarding the Notes Transaction or omitted or omits to state a material fact regarding the Notes Transaction required to be stated in the Offering Circular or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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      2.19.     The descriptions in the Offering Circular of contracts and other documents are accurate in all material respects.

      2.20.     The disclosure contained in the Offering Circular under the heading “Certain Income Tax Considerations” is a fair summary in all material respects of the applicable United States and Canadian federal income tax consequences of an investment in the Offered Notes. The descriptions in the Offering Circular of statutes (other than the disclosure contained under the heading “Certain Income Tax Considerations”), is, to the extent it discusses matters of law in the United States and Canada, a fair summary of that law in all material respects.

3.     QUALIFICATIONS

               The foregoing opinions are subject to the following qualifications:

      3.1.     The enforceability of each of the Agreements to which Hollinger or the Trust is a party is subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium and other similar laws of general application affecting the enforcement of creditors’ rights generally.

      3.2.     The enforceability of each of the Agreements to which Hollinger or the Trust is a party is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court.

      3.3.     The opinion on section 2.9 insofar as it relates to the Transaction Agreement is subject to the provisions of the Bulk Sales Act (Ontario) which state that if the terms of that Act have not been complied with, an action or proceeding may be brought or taken by a creditor or by the trustee in bankruptcy of a vendor to have the sale set aside or declared void, in which event the purchaser may be personally liable to account to the creditors of the vendor.

      3.4.     We express no opinion as to the enforceability of any provision of any Agreement which states that amendments or waivers of or with respect to that Agreement that are not in writing will not be effective.

      3.5.     Provisions contained in an Agreement which purport to sever from that Agreement any provision which is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of that Agreement may be enforced only in the discretion of a court.

      3.6.     We express no opinion as to the enforceability of any provision of an Agreement which requires Hollinger or the Trust to pay, or to indemnify another party for, the costs and expenses of that other party in connection with judicial proceedings, since those provisions may derogate from a court’s discretion to determine by whom and to what extent those costs should be paid.

      3.7.     The enforceability of the indemnity and contribution provisions contained in the Purchase Agreement may be limited by applicable law or principles of public policy.

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      3.8.     We express no opinion as to the enforceability of paragraph (2) of the second sentence of section 11.1 of the Participation Agreement, which may be characterized by a court as an unenforceable penalty and not as a genuine pre-estimate of damage.

      3.9.     We have relied solely upon the certificate referred to in section 1.5.7 with respect to the accuracy of the factual matters contained in that certificate. We have not performed any independent check or verification of those factual matters.

      3.10.     References in section 2.5.3, 2.5.4, 2.13 and 3.11.5 to “our knowledge” refer solely to the current, actual knowledge of those of our lawyers who had involvement in the offer and sale of the Offered Notes, the drafting and negotiation of the Notes Transaction Agreements or the preparation of this opinion, without independent investigations.

      3.11.     Our opinion in section 2.13 is based on our review of the documents set out in sections 1.5.8 through 1.5.11, inclusive, and, in particular, the following facts:

3.11.1. CanWest Communications Corporation holds 76,785,976 Multiple Voting Shares of CanWest which entitles it to exercise approximately 86.4% of the voting power attached to all shares of CanWest outstanding as of December 7, 2000;

3.11.2. CanWest Communications Corporation is indirectly owned and controlled by Mr. I.H. Asper and trusts for the benefit of members of his family;

3.11.3. Hollinger International previously held, directly and indirectly through affiliates, 2,700,000 Series 1 Preference Shares of CanWest which entitled it to cast 50.0001% of the total votes attributed to all shares of CanWest for purposes only of voting for the election of two directors of CanWest and otherwise entitled Hollinger International to cast 19 votes per share or approximately 5.8% of the voting power of all shares of CanWest outstanding as of December 7, 2000, all of which have been converted into Subordinate Voting Shares of CanWest which have been sold to a third party;

3.11.4. at the most recent annual general meeting of CanWest shareholders held on February 6, 2001 a Board of Directors comprised of eleven members was elected including two individuals, Lord Black and Mr. F. David Radler, designated by Hollinger (the“Hollinger Nominees”), as well as Mr. I.H. Asper and three of his children; and

3.11.5. no CanWest executive offices are held by the Hollinger Nominees nor, to our knowledge, are they members of the Executive Committee of the CanWest Board of Directors or do they otherwise exercise any management authority over CanWest other than pursuant to the terms of a management services agreement dated November 15, 2000 made between The Ravelston Corporation Limited and CanWest pursuant to which The Ravelston Corporation Limited provides certain management services in respect of newspaper properties owned by CanWest.

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4.     RELIANCE

      4.1 The information set out in this opinion letter is as of the date of this opinion letter, and you should infer no obligation on our part to advise you of changes, material or otherwise, arising from matters subsequently brought to our attention and you should infer no obligation on our part to provide you with supplemental information as of a later date.

      4.2 This opinion may be relied upon only by the addresses for the purposes of the transaction contemplated by this opinion. It may not be relied upon by any other person or for any other purpose, nor may it be quoted in whole or in part or otherwise referred to, without our prior written consent.

Yours truly,

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           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above stated.

HOLLINGER INTERNATIONAL INC.

By:	/s/ PETER Y. ATKINSON

Name:
Title:

HOLLINGER CANADIAN NEWSPAPERS,
LIMITED PARTNERSHIP

By its general partner, Hollinger Canadian Newspapers G.P. Inc.

By:	/s/ PETER Y. ATKINSON

Name:
Title:

HOLLINGER PARTICIPATION TRUST

By: First Union Trust Company, National Association, as Trustee of the Hollinger Participation Trust

By:

Name:
Title:

           IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed and delivered as of the date first above stated.

HOLLINGER INTERNATIONAL INC.

By:

Name:
Title:

HOLLINGER CANADIAN NEWSPAPERS,
LIMITED PARTNERSHIP

By its general partner, Hollinger Canadian Newspapers G.P. Inc.

By:

Name:
Title:

HOLLINGER PARTICIPATION TRUST

By: First Union Trust Company, National Association, as Trustee of the Hollinger Participation Trust

By:	/s/ EDWARD L. TRUITT, JR.

Name: Edward L. Truitt, Jr.
Title: Vice President